General & Cologne Amendments Effective 8/1/2018, 10/1/2018 and 8/1/2019	Item 26. Exhibit (g) ii. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________
AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION
(the “Reinsurer”)

Effective August 1, 2018, the Ceding Company’s retention is [_____] for the Agreements as described in Exhibit 1 hereto. The Retention Reference in each Agreement shall be replaced with the applicable “Ceding Company’s Retention effective August 1, 2018” listed in Exhibit 1.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	February 11, 2020

Print name:	James M. Greenwood

Title:	Senior Vice President

Exhibit 1 - Agreements

Effective Date of Agreement	Reinsurer’s Agreement #	Coverage	TAI Codes	Ceding Company’s Retention effective August 1, 2018	Ceding Company’s Prior Retention	Policy Issue Dates	Retention Reference in Agreement
[_____]				•	•
[_____]
9/1/1998	[_____]	VUL	[_____]	• [_____]% [_____] • [_____]% [_____]	• [_____]%[3][_____] • [_____]%[3][_____]	9/1/98 – 2/29/04	Schedule B, Item 1
[_____]				•	•

1 [_____]

2 [_____]

3 [_____]

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION
(the “Reinsurer”)

Effective October 1, 2018, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to amend the Agreements to clarify Claims procedures, add Information Security, and clarify interest due on late Premium payments.

1.	The Claims article in the Agreements will be replaced in its entirety with the Claims article in the attached Exhibit 2.

2.	The Gramm-Leach-Bliley Privacy Act language is hereby removed from the Agreements and replaced with the Information Security article in the attached Exhibit 3.

3.	Data Security Procedures in the attached Exhibit 4 is hereby added to the Agreements.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Feb 11, 2019
Peter G Ferris
Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Feb 11, 2019
Peter G Ferris
Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Feb 11, 2019
Peter G Ferris
Head of Reinsurance Development

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	February 4, 2019

Print name:	James M. Greenwood

Title:	Senior Vice President

Exhibit 1

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes
[_____]
[_____]
[_____]
[_____]
[_____]
9/1/1998	VUL	[_____]	[_____]
2/8/1999	VLS Inforce	[_____]	[_____]
[_____]
[_____]
[_____]
[_____]
[_____]

Exhibit 2

Claims Article

Coverage/Notice

The Ceding Company will continue to provide notice in the format and time frame that is currently outlined in the respective Agreement.

The Reinsurer shall reimburse the Ceding Company in accordance with the terms of these Agreements and the applicable underlying Policy for the Reinsurer’s proportionate share of benefits on Policies specified in Exhibit B – Plans Covered and Binding Limits. The Ceding Company will send to the Reinsurer copies of the claim information, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request. Notwithstanding anything to the contrary contained herein and/or in the Agreements, the Reinsurer shall not be liable for any ex gratia payments.

Claim Payments

The Reinsurer, upon receipt of the claim information satisfactory to the Reinsurer, shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company, the payment by the Ceding Company will be binding upon the Reinsurer, provided it is payable in accordance with the underlying Policy terms and the terms of the relevant Agreement for a reinsured risk hereunder (e.g. Contested Claims). The payment to the Ceding Company will include interest as described below in the Interest section of this Article. The Reinsurer makes settlement in a lump sum regardless of the method of settlement under the policy.

Documentation and Proofs

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably, from the point of view of the Reinsurer, be requested by the Reinsurer. In addition, for contestable claims, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the policy and claim including, but not limited to, the underwriting papers, investigative reports, court filings, and demand letters as soon as they become available. In the event of a contest or compromise, the Reinsurer reserves the right to ask for, receive and review, additional information it may need to fully evaluate its risk prior to rendering a determination to participate in a contest or compromise.

Contested Claims

The Ceding Company and the Reinsurer will be bound by the applicable suicide and contestable period and limitations in accordance with state law or the Policy form, whichever governs. If a claim is contested, the Ceding Company shall send to the Reinsurer the contested claims documentation as required above and in these Agreements and any other documentation the Reinsurer may request in order to review the contested claim(s), by any of the following means: secure email, express mail, or any other means agreed upon by both Parties. If the Ceding

Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within [_____] business days from the day in which the Reinsurer received the factual documentation on which the Reinsurer reasonably determines is necessary for the Reinsurer to make a decision of whether or not to join the contest or compromise. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim without requiring further input from the Reinsurer. The final determination on the claim will be made exclusively by the Ceding Company and, provided said final determination is in accordance with the terms of the relevant Agreement and relevant underlying Policy shall be binding on the Reinsurer and any other reinsurers affected by the claim.

Alternatively, if the Reinsurer declines to be a party to the contest, compromise or litigation, the Reinsurer shall pay the Ceding Company its share of the reinsured net amount at risk, interest and routine investigative expenses to date and thereby be fully discharged of any further liability and subsequent expenses and will not share in any subsequent reduction or increase in liability. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. If the Reinsurer accepts participation and the Ceding Company’s contest, compromise, or litigation results in a reduction or increase in liability, the Reinsurer will share proportionately in any such reduction or increase.

Claim Expenses

Unless the Reinsurer opted out pursuant to the provisions in the paragraph above, the Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all Policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company or any subsidiary or affiliate of the Ceding Company shall not be considered claim expenses.

Misstatement of Age or Gender

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any Policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such Policy.

Interest

The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, to a court, or escheated to a state’s unclaimed property division or if the claim proceeds go under settlement option, from the date of death to the date the supplemental account is opened. Adjustment to reinsurance premiums in such case will be made without interest.

On claims paid by the Reinsurer, in addition to the interest paid to the beneficiary on the claim, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory claims proof and the amounts due are undisputed) exceeds [_____] days the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company. For the avoidance of doubt, this provision supersedes and replaces any right of the Ceding Company to charge interest or a late payment charge under any provision of the Reinsurance Agreements.

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one or two individual email addresses and/or a group email folder. prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company. For the avoidance of doubt, this provision supersedes and replaces any right of the Ceding Company to charge interest or a late payment charge under any provision of the Reinsurance Agreements.

Reinsurance Premium Late Payment

If the Ceding Company fails to pay all undisputed Reinsurance Premium when due, the Reinsurer will notify the Ceding Company that such undisputed Reinsurance Premium is past due and the Ceding Company will have [_____] days from the date of notification to pay the undisputed outstanding amount. In the event the Ceding Company fails to pay the outstanding amount within said [_____] days, in addition to all other remedies in law and/or equity available to the Reinsurer, the Reinsurer reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Reinsurance Premium was due) from the day the Reinsurance Premium was due to the day the Ceding Company pays the outstanding Reinsurance Premium the Reinsurer. For the avoidance of doubt, this provision supersedes and replaces any right of the Reinsurer to charge interest or a late payment charge under any provision of the Reinsurance Agreements.

Extra-contractual Obligations

In no event will the Reinsurer participate in Extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under these Agreements except as follows. For death claim denials, if the Reinsurer was an active Party and affirmed, in writing, the act, omission or course of conduct of the Ceding Company which resulted in the assessment of extra-contractual damages, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under the relevant Agreement. Notwithstanding anything stated herein, these Agreements will not apply to and the Reinsurer will not be liable for any Extra-contractual damages incurred by the Ceding Company as a result of any fraudulent and/or criminal act by any employee, officer or director of the Ceding Company or an agent representing the Ceding Company, acting individually, collectively or in collusion in the presentation, defense, or settlement of any claim.

Exhibit 3

Information Security Article

The parties hereto acknowledge that the Reinsurer and its affiliates may have access to Personal Information as is otherwise necessary for purposes of the reinsurance provided under these Agreements.

To the extent that any Personal Information is provided to the Reinsurer or its affiliates in connection with these Agreements, the Reinsurer agrees to, and agrees to cause its affiliates and instruct its representatives and service providers to, comply with the privacy laws applicable to such Personal Information and protect the confidentiality and security of any Personal Information provided to it hereunder by:

a.	holding all Personal Information in strict confidence;

b.	maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Personal Information; and

c.	disclosing and using Personal Information received under these Agreements for purposes of carrying out the transactions contemplated by these Agreements or underwriting or underwriting improvement only.

The Reinsurer agrees that it shall as promptly as reasonably practicable (and in any event in accordance with applicable law) notify the Ceding Company when it becomes aware of any unauthorized access of such Personal Information or Company Information as defined in Exhibit 4. In addition to such notification, no later than [_____] calendar days after detection (or later if legally acceptable but in no case more than [_____] days) of such breach of security, the Reinsurer will also provide Ceding Company with a report summarizing the breach of security, which will include, at a minimum, the following: date, time, description, how the breach of security was detected, systems and/or data (including Personal Information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions.

The Reinsurer shall comply with the additional data security procedures set forth in Exhibit 4.

“Personal Information” means (i) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (iii) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise, or (iv) any personally identifiable medical, financial and other personal information, in each case about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of policies covered under these Agreements.

Exhibit 4

Data Security Procedures

The Reinsurer shall develop and employ administrative, technical, and physical access control procedures, restrictions and safeguards to protect its computer and communication environment, including any Company Information stored thereon, against unauthorized access, use, alteration, or destruction. “Company Information” shall mean non-public data transferred to the Reinsurer by the Ceding Company in connection with these Agreements (including any Personal Information). The Reinsurer agrees that Company Information shall be deemed “Confidential Information” and shall be used by the Reinsurer only in connection with the reinsurance provided under these Agreements. The Reinsurer shall not disclose such information to any parties unless agreed to in writing, except as necessary for administration, underwriting or underwriting improvement, , retrocession purposes, as requested by external auditors, as required for regulatory filings, as required by court order, or as required or allowed by law or regulation.

The Reinsurer shall operate, monitor, review and in the absolute discretion of the Reinsurer, from time to time improve a written information security management system (ISMS) in alignment with NIST Cyber Security framework, as same may be amended, supplemented or restated. The Reinsurer shall implement, maintain, assess, monitor, and enforce compliance in all material respects with the Reinsurer’s ISMS.

The Reinsurer shall develop and employ disaster recovery and business continuity plans to ensure that the Reinsurer will continue to provide reinsurance as contemplated under these Agreements. The Reinsurer shall comply in all material respects with all federal and state laws applicable to the Reinsurer relating to privacy, the protection of personal information and data protection (including without limitation applicable security breach notification obligations).

The Reinsurer conducts technical security assessments of its networks, firewalls and infrastructure systems on an annual basis to identify system/application vulnerabilities that could adversely impact the operational and business objective of the Reinsurer's system.  At the Ceding Company's request, the Reinsurer shall certify, in writing its compliance with this paragraph.

On an annual basis, the Reinsurer shall complete a questionnaire provided to the Reinsurer by the Ceding Company. The Reinsurer shall provide any additional technical, process, or security related information as reasonably requested by the Ceding Company. If the Ceding Company identifies any vulnerabilities after reviewing the questionnaire and any accompanying documents, the Reinsurer shall promptly take action to remediate, which may be in the form of compensating controls, those vulnerabilities within a mutually agreeable time frame.

The Reinsurer shall not transfer, store or process any Company Information in any location outside of the United States of America except as may otherwise be required for reporting to the Reinsurer’s retrocessionaires, by the Reinsurer’s group internal processes and procedures or as necessary for administration, underwriting and retrocession purposes.

The Reinsurer will implement reasonable personnel and administrative controls to mitigate security risks, including but not limited to: (a) background checks at the time of hire on the Reinsurer’s U.S. employees with administrator access to the Reinsurer’s systems, servers, and administrative platforms; and (b) limiting access to the Reinsurer’s hosting platform to authorized individuals.

The Reinsurer shall not permit any subcontractor to access Company Information except for the uses otherwise provided in these Agreements, and the Reinsurer shall prohibit such subcontractors from using Company Information for any other purpose. The Reinsurer remains responsible for its subcontractors’ compliance with the obligations of under these Agreements. The Reinsurer shall require any subcontractors to whom the Reinsurer transfers Company Information or permits access to the Reinsurer’s computer or communications environment, to enter into a written agreement with the Reinsurer requiring the subcontractor abide by terms no less protective than these Agreements for protection of the Company Information.

The Reinsurer shall indemnify the Ceding Company for actual, direct damages or costs incurred by Ceding Company related to unauthorized access, disclosure or use of Company Information due solely as determined by a judgment of an arbitration panel or a United States court of competent jurisdiction to the Reinsurer’s violation of its information security obligations hereunder including (i) governmental fines and/or penalties imposed on the Ceding Company, (ii) costs of remedial actions required of Ceding Company by law, and (iii) costs reasonably incurred by Ceding Company relating to required notice of data breach to affected customers of Ceding Company.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION
(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows.

The Documentation and Proofs section of the Claims article is hereby replaced in its entirety with the following:

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably, from the point of view of the Reinsurer, be requested by the Reinsurer. For incontestable claims with face amounts of $[_____] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including, but not limited to, the underwriting file, investigative reports, court filings, and demand letters as soon as they become available. In the event of a contest or compromise, the Reinsurer reserves the right to ask for, receive and review, additional information it may need to fully evaluate its risk prior to rendering a determination to participate in a contest or compromise.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 24, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 24, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 24, 2019
Peter G Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	9/24/19

Print name:	James M. Greenwood

Title:	Senior Vice President

Exhibit 1

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes
[_____]
[_____]
[_____]
[_____]
[_____]
9/1/1998	VUL	[_____]	[_____]
2/8/1999	VLS Inforce	[_____]	[_____]
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]

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